Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Amendment No. 4 to the Registration Statement on Form S-1 of our report dated May 9, 2016 relating to the financial statements of Interactive Motion Technologies, Inc. comprising the balance sheets as of December 31, 2015 and 2014 and the related statements of loss, changes in stockholders’ deficit and cash flows for the years then ended. We additionally consent to the reference to our firm under the heading “Experts” in the Amendment No. 4 to the Registration Statement on Form S-1.

Boston, Massachusetts

July 15, 2016